Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-265521, 333-264412, 333-255584, and 333-228906 on Form S-1, and 333-254455 and 333- 256786 on Form S-8 of our report dated September 26, 2022, relating to the financial statements of Simplicity Esports and Gaming Company appearing in this Annual Report on Form 10-K of Simplicity Esports and Gaming Company for the year ended May 31, 2022.

/s/ Assurance Dimensions, Inc.
Assurance Dimensions
Margate, FL

September 26, 2022